Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ASHAREX FINE ART, LLC", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JANUARY, A.D. 2023, AT 6:36 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7236620 8100
SR# 20230138891

Authentication: 202497889
Date: 01-13-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION
OF
ASHAREX FINE ART, LLC

Under Section 18-215(b) of the Delaware
Limited Liability Company Act

This Certificate of Formation of aShareX Fine Art, LLC (the "Company"), dated as of January 13, 2023, is being duly executed and filed by Abby Quinio, as an authorized person, to form a limited liability company under Section 18-215(b) of the Delaware Limited Liability Company Act (the "LLCA").

FIRST: The name of the limited liability company is aShareX Fine Art, LLC.

SECOND: The name and address of the registered agent for service of process of the Company, required to be maintained in the State of Delaware by Section 18-104 of the LLCA is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

THIRD: The Company under Section 18-215(b) may establish one or more designated series of members, managers, limited liability company interests or assets. Any such series may have separate rights, powers or duties with respect to specified property or obligations of the Company or profits and losses associated with specified property or obligations, and any such series may have a separate business purpose or investment objective. **Notice is hereby given that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.**

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation and affirms that, the statements made herein are true, as of the date first above written.

/s/ Abby Quinio
Name: Abby Quinio
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:36 PM 01/13/2023
FILED 06:36 PM 01/13/2023
SR 20230138891 - File Number 7236620